THIS DEBENTURE AND ATTACHED WARRANTS, AND THE SECURITIES INTO WHICH THE WARRANTS ARE CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.  FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

BRIDGE LOAN AGREEMENT

10.5% Debenture

Dated December 8, 2006

$10,000.00

This Bridge Loan is issued by Ricky’s Board Shop, Inc., a Nevada corporation (the “Company”), to Julie Morin, an individual residing in the State of Washington (together with her permitted successors and assigns, collectively referred to herein as the “Holders”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I

Section 1.01

Principal and Interest.  For value received, on December 8, 2007 (the “Due Date”), the Company hereby promises to pay to the order of the Holders in lawful money of the United States of America and in immediately available funds the principal sum of US$10,000.00 (the “Principal Amount”), together with interest on the unpaid principal of this Debenture at the rate of ten and one-half percent (10.5%) per year (computer on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid.  The Company shall have the option to repay the entire principal amount and all accrued interest at any time on or before the Due Date.

Section 1.02

Automatic Prepay.  At the closing of private placement offering in which the Company raises net proceeds of a minimum of Eleven Thousand Dollars (US$11,000.00) (the “Financing”) by the Company (the closing of the Financing shall be referred to herein as a “Triggering Event”) (the term “closing” shall mean the date the Company receives at least $11,000.00 from the Financing), all of the Principal Amount of this Debenture and all accrued by unpaid interest on that principal (the “Repayment Amount”) shall automatically, and without further action by the Company or Holders, be due and payable to Holders by the Company.  Upon the occurrence of a Triggering Event, the Company shall, within one (1) business day, deliver to Holders the Repayment Amount.

Section 1.03

Warrants.  The Company agrees to issue, convey and transfer, and cause to be issued, conveyed and transferred to Holders, Common Stock Purchase Warrants to purchase 200,000 shares of the Company’s Common Stock.  The exercise price of the Warrants is $0.11 per share of Common Stock (the “Exercise Price”), which is the proposed price per share of the Common Stock to be offered in the Financing.  Warrants issued hereunder shall be exercisable immediately upon issuance for a term of five (5) years.  The Holders shall be entitled to piggyback registration rights for the Common Stock underlying the Warrants.  In the event registration is effected, upon exercise of the Warrants, the underlying Common Stock shall be freely tradable.

Section 1.04

Reservation of Common Stock.  The Company shall reserve and keep available its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, such number of shares of Common Stock as shall from time to time be sufficient to effect such exercise, based upon the Exercise Price.  If at any time the Company does not have a sufficient number of Common Stock authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty (60) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.  Management of the Company shall vote all of its shares in favor of increasing the authorized Common Stock.

Section 1.05

Interest Payments.  All accrued interest shall be due and payable on the Due Date and not before.  However, the Company in its sole and absolute discretion, may make interest payments in cash (via wire transfer or certified funds) in advance of the Due Date.  Such payments shall be made to the person in whose name this Debenture is registered.

Section 1.06

Prepayment.  The Company may prepay this Debenture in whole or in part on any date without premium or penalty; provided, however, any partial prepayment, when made, shall be credited first to interest then due and payable.  The remainder of each such payment shall be then credited to the unpaid principal indebtedness evidenced by the provisions of this Debenture, and interest thereupon shall cease to accrue on any amounts so credited to such unpaid principal.  No partial prepayment shall extend or postpone the due date of any subsequent payment, unless Holders shall otherwise first agree in writing.  Holders shall have the continuing and exclusive right to apply or reverse and reapply any and all payments to any portion of the indebtedness evidenced by the provisions of this Debenture.

ARTICLE II

Section 2.01

Amendments and Waiver of Default.  This Debenture may not be amended without the consent of the Holders.  Notwithstanding the above, without the consent of the Holders, the Debenture may be amended by the Company to cure any ambiguity, defect or inconsistency, to provide assumption of the Company’s obligations to the Holders or to make any change that does not adversely affect the rights of the Holders.

ARTICLE III

Section 3.01

Events of Default.  An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within thirty (30) days of the date of maturity of this Debenture; (b) failure by the Company for fifteen (15) days after notice to it to comply with any of its other agreements in the Debenture; (c) events of bankruptcy or insolvency.  Upon the occurrence of an Event of Default, Holders is required to provide the Company with written notice of its belief an Event of Default has occurred.  The Company shall have thirty (30) days from such notice to cure any default.  If the Event of Default is not cured within the cure period, the Holders may, in its sole discretion, accelerate full repayment of this Debenture and all accrued interest or may, notwithstanding any limitations contained in this Debenture, including the restrictions set forth in Section 1.02 hereof, convert this Debenture and all accrued interest hereon into shares of Common Stock pursuant to Section 1.02.

ARTICLE IV

Section 4.01

Re-issuance of Debenture.  When the Holders elects to convert a part of this Debenture, then the Company shall reissue a new Debenture in the same for as this Debenture to reflect the new principal amount.

ARTICLE V

Section 5.01

Notice.  Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company:	Ricky’s Board Shop, Inc.
2904 E. Francis
Spokane, Washington 99208

If to the Holders:	Julie Morin
703 East 27th Avenue
Spokane, Washington 99203

Section 5.02

Governing Law.  This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Washington without giving effect to the principals of conflict of laws thereof.  Each of the parties consents to the jurisdiction of the appropriate court sitting in the State of Washington in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 5.03

Severability.  The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 5.04

Entire Agreement and Amendments.  This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein.  This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 5.05

Counterparts.  This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute one instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Debenture as of the date first written above.

RICKY’S BOARD SHOP, INC.

Signed:	/s/ Richard S. Krieger

Name:	Richard S. Krieger

Title:	President